UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

Nexstar Media Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700, Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

Nexstar Media Group, Inc. (“Nexstar”) and Sinclair Broadcast Group, Inc. (“Sinclair”) jointly announced today, January 27, 2020, that they have resolved the outstanding lawsuit between Tribune Media Company (“Tribune”), an entity acquired by Nexstar in September 2019, and Sinclair.

The companies will dismiss with prejudice the lawsuit pending in the Delaware Court of Chancery, between Tribune and Sinclair concerning the terminated Tribune/Sinclair merger, which lawsuit is captioned Tribune Media Company v. Sinclair Broadcast Group, Inc., Case No. 2018-0593-JTL, and to release each other from any current and future claims relating to the terminated merger.  Neither party has admitted any liability or wrongdoing in connection with the terminated merger; both parties have settled the lawsuit to avoid the costs, distraction, and uncertainties of continued litigation.

As part of the resolution, Sinclair has agreed to sell to Nexstar WDKY-TV in the Lexington, KY Designated Market Area (“DMA”), subject to FCC approval.  Sinclair has also sold certain non-license assets associated with the KGBT-TV in the Harlingen, Texas DMA, although Sinclair will continue to operate KGBT-TV as an independent television broadcast station.  Nexstar and Sinclair have also modified an existing agreement regarding carriage of certain of Sinclair’s digital networks by stations acquired by Nexstar in connection with the Tribune acquisition.  Finally, Sinclair will make a cash payment of approximately $60 million to Nexstar, net of the asset sales purchase price.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: January 27, 2020	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

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